EXHIBIT 10.1

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AGREEMENT (this “Agreement”) dated May 5, 2015, is made between Roadships Holdings, Inc., a Delaware corporation (“Roadships”), Click Evidence Inc., an Arizona corporation, Jon N. Leonard, an individual residing in Arizona, Matthew W. Staker, an individual residing in Arizona, and California Molecular Electronics Corp., an Arizona corporation.

WHEREAS the parties to this Agreement are parties to a Share Exchange Agreement dated April 22, 2015 (the “Share Exchange Agreement”);

AND WHEREAS the parties have agreed to amend the Share Exchange Agreement in accordance with Section 11.2 thereof as hereinafter provided;

AND WHEREAS Roadships wants to acquire all the issued and outstanding shares of WITS Holdings Pty Ltd. (A.C.N. 050 322284), an Australia corporation, in exchange for 2,400,000 restricted shares of Roadships Common Stock and A$12,000,000 on terms consistent with the non-binding proposed terms contained in that certain Letter of Intent addressed to Brian Wadley and WITS Holdings Pty Ltd. and signed by Roadships on May 1, 2015 (the “Transaction”);

AND WHEREAS Roadships has requested that all other parties to the Share Exchange Agreement as of the date of this Agreement give consents and waivers that are reasonably required under the terms of the Share Exchange Agreement for Roadships to consummate the Transaction;

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

I. The capitalized terms used and not defined herein have the respective meanings given thereto in the Share Exchange Agreement.

II. The Share Exchange Agreement is amended as follows:

A.	Section 1.3 of the Share Exchange Agreement is replaced in its entirety by the following:

1.3 Schedules. Any reference herein to a “Schedule” refers to those schedules that are attached to this Agreement, all of which are incorporated into this Agreement by reference and shall be deemed to be part hereof. The following schedules are attached to and form part of this Agreement:

Schedule 2.5(b)	-	Uncertificated Share Transfer Instructions
Schedule 2.8	-	Form of Click Shareholder List
Schedule 3.4	-	Click Incumbency Certificate
Schedule 5.2	-	Roadships Subsidiaries
Schedule 5.4	-	Rights to Acquire Roadships Stock
Schedule 5.5	-	Roadships Incumbency Certificate
Schedule 7.1(a)	-	Roadships Closing Certificate
Schedule 7.2(a)	-	Click Closing Certificate

B.	Section 3.3 of the Share Exchange Agreement is replaced in its entirety by the following:

3.3 Capitalization of Click. The entire authorized capital stock and other equity securities of Click consists of 100,000,000 shares of Click Common Stock. A total of 14,239,705 shares of Click Common Stock are issued and outstanding (the “Click Issued Shares”). The Click Selling Shareholders beneficially own, directly or indirectly, all of the Click Exchange Shares. The Click Common Stock is the only issued and outstanding class of Click capital stock. All of the Click Exchange Shares have been duly authorized, are validly issued, are fully paid and non-assessable, and were not issued in violation of any pre-emptive rights or any applicable laws or binding obligations. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Click to issue any additional shares of Click Common Stock or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Click any shares of Click Common Stock. There are no agreements purporting to restrict the transfer of the Click Exchange Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Click Exchange Shares.

C.	Section 5.4 of the Share Exchange Agreement is replaced in its entirety by the following:

5.4 Capitalization. The entire issued and authorized capital stock and other equity securities of Roadships consist of the following:

(a)	3,000,000,000 shares of Roadships Common Stock, of which:

(i)	a total of 1,193,362,561 shares of Roadships Common Stock are issued and outstanding; and

(ii)	a total of 1,796,571,210 shares of Roadships Common Stock are held in treasury as issued but not outstanding (the “Roadships Treasury Shares”);

(b)	4 shares of Class A Preferred Stock, par value of $0.0001 per share, of which none are issued or outstanding;

(c)	10,000,000 shares of Class B Preferred Stock, par value of $0.0001 per share, of which none are issued or outstanding; and

(d)	10,000,000 shares of Class C Preferred Stock, par value $0.0001 per share, of which none are issued or outstanding.

All of the issued shares of Roadships Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth in Schedule 5.4, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Roadships to issue any additional shares of Roadships Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Roadships any shares of Roadships Common Stock. There are no agreements purporting to restrict the transfer of the Roadships Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Roadships Common Stock.

D.	Section 6.4 of the Share Exchange Agreement is replaced in its entirety by the following:

6.4 Exclusivity. Until such time, if any, as this Agreement is terminated, Click shall not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Click, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement. Until such time, if any, as this Agreement is terminated, Roadships shall not, except to the extent that Click otherwise consents in writing, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of Roadships, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

E.	Section 6.6(g) of the Share Exchange Agreement is replaced in its entirety by the following:

(g)

repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

F.	Section 6.8(g) of the Share Exchange Agreement is replaced in its entirety by the following:

(g)

repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

G.	Section 7.1(b) of the Share Exchange Agreement is replaced in its entirety by the following:

(b)

Performance. All of the covenants and obligations that Roadships is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date must have been performed and complied with in all material respects.

H.	Section 7.1(h) of the Share Exchange Agreement is replaced in its entirety by the following:

(h)

Roadships Officers Appointments. Prior to Closing, the current directors of Roadships will have adopted resolutions appointing such individuals to such offices of Roadships as Click may designate in writing with effect on the Closing Date (collectively, the “Appointments”).

I.	Section 7.1(i) of the Share Exchange Agreement is replaced in its entirety by the following:

(i)

Outstanding Shares. On the Closing Date, Roadships will have no more than 3,000,000,000 shares of Roadships Common stock issued and outstanding after giving effect to the Share Exchange, and no other equity securities issued or outstanding.

J.	Section 7.1(j) of the Share Exchange Agreement is replaced in its entirety by the following:

(j)	Public Market. On Closing, the shares of Roadships Common Stock will be quoted on the OTC Pink marketplace operated by OTC Markets Group Inc.

K.	Section 7.2(h) of the Share Exchange Agreement is replaced in its entirety by the following:

(h)	Outstanding Shares. Click will have only shares of Click Common Stock and no other class or series of equity securities issued or outstanding on the Closing Date.

L.	Section 8.4 of the Share Exchange Agreement is replaced in its entirety by the following:

8.4 Closing Deliveries of Roadships. At Closing, Roadships will deliver or cause to be delivered the following, fully executed and in a form and substance reasonably satisfactory to Click:

(a)	copies of all resolutions and consent actions adopted by or on behalf of the board of directors of Roadships evidencing approval of this Agreement and the Share Exchange;

(b)	Schedule 5.2;

(c)	Schedule 5.4;

(d)	the Resignations;

(e)	the Appointments;

(f)	the Roadships Incumbency Certificate;

(g)	the Roadships Closing Certificate; and

(h)	the Roadships Documents and such further and other documents as may be necessary or reasonably required to consummate and give effect to the Share Exchange.

M.	Section 11.2 of the Share Exchange Agreement is replaced in its entirety by the following:

11.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties. Notwithstanding any other provision of this Agreement, any Schedule may be revised at any time prior to Closing in accordance with Section 6.3 by:

(a)	Roadships, with the written consent thereto by Click and no other party; or

(b)	Click, with the written consent thereto by Roadships and no other party.

Any of the parties may, by written notice to the others, (i) waive any of the conditions to such party’s obligations hereunder or extend the time for the performance of any of the obligations or actions of any other party, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of any other party contained in this Agreement and (iv) waive or modify performance of any of the obligations of any other party. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

O.	The Share Exchange Agreement is amended by adding a signature line for Claude A. Bailey.

P.	The Share Exchange Agreement is amended by adding Schedule 5.4 thereto in the form attached hereto as Schedule 1.

III. Waiver and Consent. Each of Click Evidence Inc., Jon N. Leonard, Matthew W. Staker and California Molecular Electronics Corp. (collectively, the “Consenting Parties”) hereby:

(a) give all such consents that are reasonably required for the consummation of the Transaction under the terms of the Share Exchange Agreement, including without limitation, under Sections 6.5 and 6.8 of the Share Exchange Agreement; and

(b) waive compliance with Sections 5.2, 5.4 and 6.4 of the Share Exchange Agreement solely to the extent necessary to permit Roadships to consummate the Transaction and all activities reasonably incidental thereto.

Except as expressly consented to or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Share Exchange Agreement remain unchanged and unwaived and continue to be and shall remain in full force and effect in accordance with their respective terms. The consent and waiver set forth herein is limited precisely as provided for herein to the provisions expressly consented to or waived herein and shall not be deemed to be a waiver of any right, power or remedy of any of the Consenting Parties under, or a waiver of, consent to or modification of any other term or provision of the Share Exchange Agreement or of any transaction or further or future action on the part of Roadships that would require the consent of the Consenting Parties under the terms of the Share Exchange Agreement.

IV. Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties irrevocably agrees that the other party may enforce any claim arising under this Agreement and will irrevocably agree with respect to any claim arising from the transaction contemplated hereby in the courts of the State of Arizona or United States District Court for the District of Arizona, as the party bringing the claim may so choose. For the purpose of any action, suit, or proceeding initiated in such courts with respect to any such claim, each of the parties irrevocably submits to the jurisdiction of such courts. Each of the parties shall waive, to the fullest extent allowed by law, any objection which it may now or hereafter have to venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in such court has been brought in an inconvenient forum.

V. Counterparts. This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

VI. No Other Amendments. Except as set forth in this Amendment, the Share Exchange Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Share Exchange Agreement, the terms of this amendment will prevail.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

ROADSHIPS HOLDINGS, INC.

Per:	/s/ Micheal Nugent
Micheal Nugent
President

CLICK EVIDENCE, INC.

Per:	/s/ Jon N. Leonard
Jon N. Leonard
President

/s/ Jon N. Leonard
JON N. LEONARD

/s/ Matthew W. Staker
MATTHEW W. STAKER

CALIFORNIA MOLECULAR ELECTRONICS CORP.

Per:	/s/ Jon N. Leonard
Jon N. Leonard
Authorized Signatory

SCHEDULE 1

TO THE FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT
BETWEEN ROADSHIPS HOLDINGS, INC., CLICK EVIDENCE INC., JON N. LEONARD,
MATTHEW W. STAKER AND CALIFORNIA MOLECULAR ELECTRONICS CORP.

SCHEDULE 5.4

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

None.